As filed with the Securities and Exchange Commission on April 28, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WEST BANCORPORATION, INC. (Exact name of Registrant as specified in its charter)
Iowa	42-1230603
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1601 22nd Street
West Des Moines, Iowa 50266

(Address, including zip code, of Registrant's principal executive offices)

West Bancorporation, Inc. 2017 Equity Incentive Plan
_____________________________________________________________________________________________________________________________________
(Full title of the plan)

Douglas R. Gulling, EVP & CFO
West Bancorporation, Inc.
1601 22nd Street
West Des Moines, Iowa 50266
(515) 222-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of all communications:
Donald L. Norman, Jr., Esq.
Joseph T. Ceithaml, Esq.
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 984-3100
and
William J . Noth, Esq.
Ahlers & Cooney, P.C.
100 Court Avenue, Suite 600
Des Moines, Iowa 50309
(515) 243-7611

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	800,000 shares	$23.20	$18,560,000	$2,152

(1)    This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of common stock, no par value per share (the “Common Stock”), of West Bancorporation, Inc. (the “Registrant”) issuable pursuant to the West Bancorporation, Inc. 2017 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares that become issuable under the Plan by reason of any future stock dividend, stock split or other similar transaction.

(2)    Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act. Accordingly, the price per share of the Common Stock has been calculated to be equal to $23.20, the average of the high and low sale prices for a share of the Registrant's Common Stock as reported by The NASDAQ Global Select Market on April 21, 2017, which is a specified date within five business days prior to the original date of filing of this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information.

The documents containing the information specified in Part I (“Information Required in the Section 10(a) Prospectus”) will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.    Registrant Information and Employee Plan Annual Information.

The Registrant will provide participants of the Plan, upon written or oral request and without charge, a copy of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) prospectus, and all documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests for such documents should be directed to West Bancorporation, Inc., 1601 22nd Street, West Des Moines, Iowa 50266, Attention: Corporate Secretary, telephone number (515) 222-2300.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the SEC are incorporated herein by reference:

(a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 1, 2017 (SEC File No. 000-49677);

(b)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed on April 27, 2017 (SEC File No. 000-49677);

(c)
The description of the Registrant's common stock contained in its Form 10-12G, filed on March 11, 2002, and Form 10-12G/A, filed on April 11, 2002 (SEC File No. 000-49677), including any amendments or reports filed for the purposes of updating such description.

Each document or report subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date of filing of such document or report; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the prospectus which is a part hereof.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Iowa Law. Under the Iowa Business Corporation Act (“IBCA”), the Registrant must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the Registrant against reasonable expenses incurred by the director in connection with the proceeding. The Registrant may indemnify only those directors and officers who have met the relevant standard of conduct under the IBCA, which includes acting in good faith and acting in the best interests of the Registrant or not against the best interests of the Registrant. The Registrant may not indemnify a director or officer in connection with a proceeding by or in the right of the Registrant (except to the extent of the reasonable expenses incurred by the director or officer in connection with the proceeding) or where the director or officer received a financial benefit to which he or she was not entitled. Additionally, the Registrant may not indemnify an officer in connection with any proceeding for liability arising out of conduct that constitutes an intentional infliction of harm on the Registrant or its shareholders or an intentional violation of criminal law.

Articles of Incorporation. Under the Registrant’s Restatement of the Restated Articles of Incorporation, subject to certain exceptions, the Registrant will indemnify, hold harmless and pay expenses to, any director or officer of the Registrant who was or is a party or is threatened to be made a party, to any suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, partner, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, to the fullest extent authorized by the IBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment). Such indemnification shall continue as to a person who has ceased to be such a director or officer and shall inure to the benefit of his or her heirs, executors and administrators. No director or officer shall be entitled to indemnification for any proceeding where it is determined by a final judgment that such officer or director was liable for (i) a breach of his or her duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, (iii) a transaction in which such officer or director received an improper personal benefit, or (iv) such other transaction forbidden by the IBCA.

The foregoing description of the Registrant’s Restatement of the Restated Articles of Incorporation is qualified in its entirety by reference to such document, which is listed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 1, 2017 (SEC File No. 000-49677).

Liability Insurance. As permitted by the Registrant’s Restatement of the Restated Articles of Incorporation, the Registrant has also purchased directors’ and officers’ liability insurance to insure the Registrant’s directors and officers against certain liabilities.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

See Exhibit Index, which is incorporated herein by reference.

Item 9.    Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on April 28, 2017.

WEST BANCORPORATION, INC.

By:	/s/ David D. Nelson
David D. Nelson
Chief Executive Officer, Director and President
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of David D. Nelson and Douglas R. Gulling, or either of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on April 28, 2017.

/s/ David R. Milligan	/s/ David D. Nelson
David R. Milligan	David D. Nelson
Chairman of the Board	Chief Executive Officer, Director and President
(Principal Executive Officer)

/s/ Douglas R. Gulling	/s/ Marie I. Roberts
Douglas R. Gulling	Marie I. Roberts
Executive Vice President, Treasurer and Chief Financial Officer	Senior Vice President, Controller and Chief
(Principal Financial Officer)	Accounting Officer
(Principal Accounting Officer)

/s/ Frank W. Berlin	/s/ George D. Milligan
Frank W. Berlin	George D. Milligan
Director	Director

/s/ Joyce A. Chapman	/s/ James W. Noyce
Joyce A. Chapman	James W. Noyce
Director	Director

/s/ Steven K. Gaer	/s/ Robert G. Pulver
Steven K. Gaer	Robert G. Pulver
Director	Director

/s/ Michael J. Gerdin	/s/ Lou Ann Sandburg
Michael J. Gerdin	Lou Ann Sandburg
Director	Director

/s/ Kaye R. Lozier	/s/ Philip Jason Worth
Kaye R. Lozier	Philip Jason Worth
Director	Director

/s/ Sean P. McMurray
Sean P. McMurray
Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	West Bancorporation, Inc. 2017 Equity Incentive Plan (incorporated herein by reference to Exhibit A of the Registrant's definitive proxy statement filed on March 1, 2017 (SEC File No. 000-49677))
4.2*	Form of West Bancorporation, Inc. 2017 Equity Incentive Plan Restricted Stock Unit Award Agreement
4.3*	Form of West Bancorporation, Inc. 2017 Equity Incentive Plan Restricted Stock Award Agreement
4.4*	Form of West Bancorporation, Inc. 2017 Equity Incentive Plan Nonqualified Stock Option Award Agreement
4.5*	Form of West Bancorporation, Inc. 2017 Equity Incentive Plan Incentive Stock Option Award Agreement
4.6*	Form of West Bancorporation, Inc. 2017 Equity Incentive Plan Stock Appreciation Right Award Agreement
5.1*	Opinion of Ahlers & Cooney, P.C.
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Ahlers & Cooney, P.C. (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page to this Registration Statement)
*	Filed herewith.